UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2018

BUNKER HILL MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Bay Street, Suite 2702 Toronto, Ontario, Canada	M5H 2Y4
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: 888-749-4916

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Convertible Loan Agreement with Hummingbird Resources plc

On June 15, 2018 we entered into a Convertible Loan Agreement (the “Agreement”) with Hummingbird Resources plc (“Hummingbird”) which provides us an unsecured convertible loan in the aggregate sum of US$1,500,000, bearing interest at 10% per annum, maturing in one year. Contemporaneously, the Company agreed to issue 2,294,835 share purchase warrants, entitling Hummingbird to acquire 2,294,835 common shares of the Company, at a price of C$0.85 per share, for two years.

Convertible Debt Financing

Under the terms of the Agreement, Hummingbird may, at any time prior to maturity, convert any or all of the principal amount of the loan and accrued interest thereon, into common shares of the Company at a price per share equal to US$0.85.

In the event that a notice of conversion would result in Hummingbird holding 10% or more of the Company’s issued and outstanding shares, then, in the alternative, and under certain circumstances, the Company would be required to pay cash to Hummingbird in an amount equal US$0.85 multiplied by the number of shares intended to be issued upon conversion. Further, in the event that Hummingbird holds more than 5% of the issued and outstanding shares of the Company subsequent to the exercise of any of its convertible securities held under this placement, it shall have the right to appoint one director to the board of the Company. Lastly, among other things, the Agreement further provides that for as long as any amount is outstanding under the convertible loan, Hummingbird retains a right of first refusal on any Company financing or joint venture/strategic partnership/disposal of assets.

The proceeds of the loan shall be used to pay the Company’s upcoming payment obligation to the United States Environmental Protection Agency, and for general working capital.

The foregoing descriptions of the Agreement and the common stock purchase warrant are qualified in its entirety by reference to the provisions of such agreements filed as exhibits to this Current Report on the Form 8-K which are incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The Agreement, the shares of common stock issued upon conversion of principal and accrued interest and the common stock purchase warrant were exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”) and/or Regulation S under the Securities Act (“Regulation S”). The Company made this determination based on the representations of Hummingbird that Hummingbird is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment, and it is not a “U.S. Person” within the meaning of Regulation S.

The Company did not pay any brokerage commissions or finders’ fees in connection with the transactions with Hummingbird.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Convertible Loan Agreement dated as of June 15, 2018

10.2	Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNKER HILL MINING CORP.

(Registrant)

Date: July 20, 2018	By:	/s/ BRUCE D. REID
Bruce D. Reid
Chief Executive Officer